===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           OMEGA PROTEIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


 -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [OMEGA PROTEIN LOGO]

                                  May 3, 2000

To Our Stockholders:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Omega Protein Corporation, to be held on Tuesday, June 27, 2000, at 10:00 a.m., Central Standard Time, at The Sheraton Gateway, 6501 North Mannheim Rd., Rosemont, Illinois. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

  At the meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this mailing.

  Stockholders can vote their shares by proxy by marking their votes on the proxy/voting instructions card, or by attending the meeting in person.

  It is important that your shares be represented at the meeting. Even if you plan to attend the meeting, we hope that you will read the enclosed Proxy Statement and the voting instructions on the enclosed proxy card and then vote by completing, signing, dating and mailing the proxy card in the enclosed, postage pre-paid envelope. You may vote your shares in person if you attend the Annual Meeting, thereby canceling any proxy previously given. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

  We appreciate your continued interest in the Company.

                                          Sincerely,

                                          /s/ Joseph L. von Rosenberg III
                                          Joseph L. von Rosenberg III
                                          President and Chief Executive
                                           Officer

                             [OMEGA PROTEIN LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 27, 2000

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Omega Protein Corporation (the "Company") will be held at The Sheraton Gateway, 6501 North Mannheim Rd., Rosemont, Illinois on Tuesday, June 27, 2000 at 10:00 a.m., Central Standard Time, for the following purposes:

  1. To elect two Class II directors for terms of three years each and until their successors are duly elected and qualified;

  2. To approve the adoption of the Company's 2000 Long-Term Incentive Plan;

  3. To ratify the appointment of PricewaterhouseCoopers, LLP as independent certified public accountants for the Company's fiscal year ending December 31, 2000; and

  4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The Board of Directors has fixed the close of business on May 1, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting.

  You are cordially invited to attend this meeting.

                                          By order of the Board of Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Houston, Texas
May 3, 2000

                           OMEGA PROTEIN CORPORATION
                             1717 ST. JAMES PLACE
                                   SUITE 550
                             HOUSTON, TEXAS 77056

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 27, 2000

General Information

  This statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Omega Protein Corporation ("Omega" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Gateway, 6501 North Mannheim Rd., Rosemont, Illinois on June 27, 2000 at 10:00 a.m., Central Standard Time, and at any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are first being mailed on or about May 3, 2000.

Proxy Card

  The shares represented by any Proxy Card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a "Conforming Proxy") will be voted in accordance with the specifications made thereon. Conforming Proxies that are properly signed and returned but on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. A stockholder who has executed and delivered a Conforming Proxy may revoke that Conforming Proxy at any time before it is voted by (i) executing a new proxy with a later date and delivering the new proxy to the Secretary of the Company, (ii) voting in present at the Annual Meeting, or (iii) giving record of written notice of the revocation to the Secretary of the Company.

Quorum and Other Matters

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary and sufficient to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

  Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

  All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Solicitation of Proxies

  This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

                   VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The outstanding voting securities of the Company consist entirely of shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on May 1, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on such date, the Company had outstanding 23,898,699 shares of Common Stock.

                Security Ownership of Certain Beneficial Owners

  To the Company's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Company's common stock based on the number of shares outstanding on December 31, 1999:

                                                       Number of     Percent of
                    Name and Address                     Shares       Class(1)
                    ----------------                   ----------    ----------
   Zapata Corporation (2)............................. 14,501,000       60.7%
    100 Meridian Centre, Suite 350
    Rochester, New York 14618

   Malcolm I. Glazer (2).............................. 14,510,466(3)    60.7%
    1482 Ocean Boulevard
    Palm Beach, Florida 33480

   State of Wisconsin Investment Board................  2,176,300(4)     9.1%
    P.0. Box 7842
    Madison, Wisconsin 53707

   Dimensional Fund Advisors Inc......................  1,557,700(5)     6.5%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

--------
(1) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 1999 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(2) Based on a Form 10-K for the fiscal year ended December 31, 1999 filed by Zapata Corporation. The Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), in which Malcolm I. Glazer controls the sole general and limited partners, reportedly owns beneficially and of record 43.4% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.
(3) Includes 9,466 shares subject to options exercisable on December 31, 1999 or within 60 days thereafter.
(4) Based on a Schedule 13G dated February 10, 2000 filed with the SEC by the State of Wisconsin Investment Board.
(5) Based on a Schedule 13G dated February 4, 2000 filed with the SEC by Dimensional Fund Advisors Inc.

            Security Ownership of Directors and Executive Officers

  The following table sets forth the number of shares of Common Stock of the Company and common stock of Zapata Corporation ("Zapata") beneficially owned as of December 31, 1999 by each of the directors, each of the Named Executive Officers set forth in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                             Shares of the   Percent of the Shares of       % of
                               Company's       Company's      Zapata      Zapata
                                Common           Common       Common      Common
  Name of Beneficial Owner     Stock(1)         Stock(2)      Stock       Stock
  ------------------------   -------------   -------------- ----------    ------
Malcolm I. Glazer (3).......  14,510,466          60.7%     10,523,717(4)  43.4%
Joseph L. von Rosenberg
 III........................     448,300           1.8%            100        *
Robert W. Stockton..........     279,332           1.2              --       --
Kelsey D. Short.............     450,000           1.8              --       --
Eric T. Furey...............     241,160           1.0          10,000        *
Michael E. Wilson...........      47,850             *              --       --
Avram A. Glazer (5).........     378,800           1.6%        228,333(4)     *
Gary L. Allee...............      23,975             *              --       --
William Lands...............      11,617             *              --       --
All directors and executive
 officers as a group,
 including those named above
 (10 total).................  16,394,149(4)       63.7%     10,752,150(5)  43.4%

--------
 *   Represents ownership of less than 1.0%.
(1)  Includes 9,466, 428,800, 273,332, 450,000, 241,160, 47,850, 378,800,
     4,733, 4,733, and 1,841,023 shares of Omega Common Stock subject to options exercisable on December 31, 1999 or within 60 days thereafter held by Messrs. M. Glazer, von Rosenberg, Stockton, Short, Furey, Wilson,
     A. Glazer, Allee, Lands, and all directors and executive officers as a group including those persons named in the above table, respectively. Because Mr. Short and Mr. Furey are no longer employed by the Company, under the terms of their option agreements, their options will expire in December 2000, unless exercised prior to that date.
(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 1999 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.
(3) The Glazer Partnership reportedly owns beneficially and of record 43.4% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.
(4) Includes 128,333 and 228,333 shares of Zapata common stock subject to options exercisable on December 31, 1999 or within 60 days thereafter held by Messrs. M. Glazer and A. Glazer, respectively, based on public information available to Omega.
(5) Does not include the shares that are held by the Glazer Partnership, with respect to which Mr. Avram A. Glazer disclaims any beneficial ownership.

  Because Zapata holds more than a majority of the Company's outstanding Common Stock, Zapata has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Zapata intends to vote for the election of Management's Nominees for the Board of Directors, for the approval of the Plan, and for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors. There are no agreements between the Company and Zapata with respect to the election of directors or the officers of the Company or with respect to other matters that may come before the Annual Meeting.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company has five directors. The Company's Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of five directors, two in Class I, two in Class II and one in Class III, whose terms expire at the 2002, 2000 and 2001 Annual Meetings, respectively, and until their successors are duly elected and qualified.

  The Class II directors consist of Malcolm I. Glazer and Avram I. Glazer, and such directors' terms expire at the 2000 Annual Meeting, or as soon thereafter as their successors are elected and qualified. Mr. M. Glazer and Mr. A. Glazer have each been nominated to serve an additional three-year term as Class II Directors to be elected by the holders of the Common Stock. Mr. M. Glazer and Mr. A. Glazer have each consented to be named in this Proxy Statement and to serve as director if elected.

  The Company's Articles of Incorporation provide that the Board of Directors shall consist of no more non-U.S. citizens than a minority of the number necessary to constitute a quorum of the Board of Directors.

  Proxies representing shares of Common Stock held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the two nominees for Class II directors named below. Both nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated) the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

Class II Nominees--To Serve Three-Year Terms Expiring at the 2003 Annual Stockholders Meeting

  MALCOLM I. GLAZER, age 69, has been a director of the Company since January 1998. He is also a director and Chairman of the Board of Directors of Zapata, positions he has held since July 1993 and July 1994, respectively. From August 1994 to March 1995, Mr. Glazer served as President and Chief Executive Officer of Zapata. For more than the past five years, Mr. Glazer has been a self-employed private investor, whose diversified portfolio consists of ownership of the Tampa Bay Buccaneers National Football League franchise and investments in television broadcasting, restaurants, restaurant equipment, food services equipment, health care, banking, real estate and stocks. He is also a director of Specialty Equipment Companies, Inc., a food service equipment manufacturer, and Viskase Corporation, a food services corporation. Malcolm I. Glazer is the father of Avram A. Glazer.

  AVRAM A. GLAZER, age 38, has been Chairman of the Board of the Company since January 1998. He is also a director and President and Chief Executive Officer of Zapata, positions which he has held since March 1995. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director of Specialty Equipment Companies, Inc., a restaurant equipment manufacturer, and Viskase Corporation, a food packaging company. Avram A. Glazer is the son of Malcolm I. Glazer.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS II NOMINEE AS A DIRECTOR.

CONTINUING DIRECTORS

  Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class I Directors--Current Term Expires at the 2002 Annual Stockholders
Meeting

  GARY L. ALLEE, age 55, has been a director of the Company since May 1998. Dr. Allee is professor of Swine Nutrition at the University of Missouri. Dr. Allee has served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. He has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. from the University of Illinois in Nutritional Sciences.

  WILLIAM LANDS, age 69, has been a director of the Company since May 1998. Dr. Lands serves as Senior Scientific Advisor to the Director of the National Institute on Alcohol Abuse and Alcoholism, a position he assumed after serving as head of the Department of Biological Chemistry at the University of Illinois Medical Center. Dr. Lands has a B.S. degree in Chemistry from the University of Michigan and a Ph.D. in Biological Chemistry from the University of Illinois.

Class III Director--Current Term Expires at the 2001 Annual Stockholders
Meeting

  JOSEPH L. VON ROSENBERG III, age 41, is President and Chief Executive Officer and a director of the Company. He has served in these positions since July 1997. Prior to serving in these positions, Mr. von Rosenberg served as the Executive Vice President of Zapata from November 1995 until April 1998, as General Counsel and Vice President from August 1994 until April 1998 and as Corporate Secretary from June 1993 until July 1997.

Board of Directors and Board Committees

  The Company's Board of Directors has five directors and has established the Audit and Compensation Committees as its standing committees. In addition, The Board has established a Scientific Committee. The Board of Directors does not have a nominating committee or any committee performing a similar function.

  During 1999, the Board of Directors held four meetings. During 1999, the Audit Committee met one time, the Compensation Committee met one time and took action by written consent on one occasion and the Scientific Committee met one time. Each director attended at least 75% of the total number of Board of Directors and Committee meetings held in 1999.

  The Audit Committee consists of Dr. Allee and Dr. Lands. The Audit Committee reviews the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company's independent public accountants. The Audit Committee also meets with the independent auditors and with appropriate financial personnel of the Company regarding these matters. The Audit Committee recommends to the Company's Board the appointment of the independent auditors. The independent auditors periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee.

  The Compensation Committee consists of Dr. Allee and Dr. Lands. The Compensation Committee administers management incentive compensation plans and makes recommendations to the Company's Board with respect to the compensation of directors and officers of the Company.

  The Scientific Committee consists of Dr. Allee and Dr. Lands. The Scientific Committee keeps the Board and Company officers apprised of scientific matters and developments which are relevant to the Company's industry.

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to the executive officers of the Company as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified.

 Name                                   Age              Position
 ----                                   ---              --------
 Joseph L. von Rosenberg III...........  41 Chief Executive Officer, President
                                             and Director
 Robert W. Stockton....................  49 Executive Vice President, Chief
                                             Financial Officer and Corporate
                                             Secretary
 Bernard H. White......................  52 Corporate Vice President
 Jonathan Specht.......................  43 Vice President--Operations

  Certain biographical information regarding Mr. von Rosenberg is set forth above under the caption "Class III Director--Current Term Expires at the 2001 Annual Stockholders Meeting."

  ROBERT W. STOCKTON has served as Executive Vice President and Chief Financial Officer since July 1997. He has also served as Secretary since January 2000. For the five years prior to joining the Company, Mr. Stockton was Corporate Controller of Proler International Corp., which was engaged in the business of buying, processing for recycling, and selling ferrous and non-ferrous metals both domestically and internationally.

  BERNARD H. WHITE was named Corporate Vice President in March 1998. From 1994 to March 1998, Mr. White worked as a Public Affairs and Investor Relations Consultant. Prior to such time, Mr. White served as Vice President--Corporate Affairs of Zapata Corporation.

  JONATHAN SPECHT was named Vice President--Operations in June 1999. From June 1997 through June 1999, Mr. Specht was the General Manager of the Company's Cameron, Louisiana facility. Prior thereto, he was General Manager of a facility operated by Golden Valley Meat.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

  The following table sets forth, for the year ended December 31, 1999 the compensation paid to the Company's current Chief Executive Officer and its other four most highly compensated employees with annual compensation in excess of $100,000 for 1999 (the "Named Executive Officers"). The Company was not, prior to April 1998, a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                                           Annual Compensation
                               -----------------------------------------------
                               Fiscal                           All Other
 Name and Principal Position    Year  Salary(1) Bonus(1)    Compensation(1)(2)
 ---------------------------   ------ --------- --------    ------------------
Joseph L. von Rosenberg III
 (3)..........................  1998  $172,500  $766,495(4)      $    383
 President and Chief Executive
  Officer                       1999  $287,500         0         $    448

Robert W. Stockton............  1998  $175,000  $290,500         $    698
 Executive Vice President and
  Chief Financial Officer       1999  $193,333         0         $    625

Kelsey D. Short (5)...........  1998  $155,722  $247,750         $    359
 Senior Vice President--
  Marketing & Development       1999  $168,016         0         $547,969(5)

Eric T. Furey (3) (6).........  1998  $ 90,000  $225,750         $    105
 Vice President, General
  Counsel and Secretary         1999  $138,557         0         $450,475(6)

Michael E. Wilson.............  1998  $115,250  $ 50,000         $      0
 Vice President--Marine         1999  $117,708  $  8,000         $      0
  Operations and President of
  Omega Shipyard, Inc.

--------
(1) Amounts include salary and bonuses earned, as well as all deferred portions of salary and bonuses paid on services rendered to the Company. Because the Company changed its fiscal year end from September 30 to December 31, effective as of December 1 1998, the fiscal year 1998 in this table includes amounts earned in the five-quarter period from October 1, 1997 through December 31, 1998. The fiscal year 1999 in this table includes amounts for the four quarter period for the 1999 fiscal year from January 1, 1999 through December 31, 1999.
(2) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each Named Executive Officer. The reported amounts represent insurance premiums paid by the Company on the named executive's behalf and, with respect to Messrs. Short and Furey, payments to be made pursuant to such officer's employment agreement with the Company.
(3) Amounts reflect compensation for services rendered to the Company from April 1998, subsequent to the Company's initial public offering.
(4) Includes a one-time bonus of $336,495 payable under Mr. von Rosenberg's employment agreement which was based on the increase in Company earnings from fiscal year 1997 to fiscal year 1998.
(5) Effective December 1999, Mr. Short is no longer an employee of the Company. Pursuant to his employment agreement with the Company, the Company will pay Mr. Short an amount equal to 2.99 times his annual base salary of $182,500, payable in equal monthly installments during the eighteen month period following termination of employment.
(6) Effective December 1999, Mr. Furey is no longer an employee of the Company. Pursuant to his employment agreement with the Company, the Company will pay Mr. Furey an amount equal to 2.99 times his annual base salary of $150,000, payable in equal monthly installments during the eighteen month period following termination of employment.

                       Option Grants In Last Fiscal Year

  The following table provides information regarding options to acquire Common Stock of Omega granted to the Named Executive Officers during 1999.

                                                                               Potentially
                                                                          Realizable Percent of
                                                                            Value at Assumed
                           Number of                                      Annual Rate of Stock
                          Securities   Total Options                      Price Appreciation of
                          Underlying    Granted to   Exercise                Option Term(3)
                            Options    Employees in    Price   Expiration ---------------------
          Name           Granted(1)(2)  Fiscal Year  ($/Share)    Date        5%        10%
          ----           ------------- ------------- --------- ---------- ---------- ----------
Joseph L. von Rosenberg
 III....................    150,000        14.3%       $8.25    1/31/09   $  778,257 $1,972,256
Robert W. Stockton......    200,000        19.1%       $8.25    1/31/09   $1,037,676 $2,629,675
Kelsey L. Short.........    200,000(4)     19.1%       $8.25    12/6/00   $   82,500 $  165,000
Eric T. Furey...........    125,000(5)     12.0%       $8.25    12/6/00   $   51,563 $  103,125
Michael E. Wilson.......          0           0%         N/A        N/A          N/A        N/A

--------
(1) These are options to acquire shares of Common Stock granted under the Company's 1998 Long-Term Incentive Plan.
(2) All options vest and are exercisable in one-third increments on each of the first, second and third years, respectively, after the date of grant. The exercise price of all options is the fair market value of the Company's Common Stock at the time of grant.
(3) These amounts represent assumed rates of appreciation for the market value of the Company's stock from the date of grant until the end of the option period at rates arbitrarily set by the Securities and Exchange Commission. They are not intended to forecast possible future appreciation in the Company's stock and any actual gains on exercise of options are dependent on the future performance of the Company's stock.
(4) All of such options vested upon Mr. Short's departure from the Company in December 1999 and remain exercisable until December 6, 2000, the first anniversary of his departure date, at which time they will expire unless previously exercised.
(5) All of such options vested upon Mr. Furey's departure from the Company in December 1999 and remain exercisable until December 6, 2000, the first anniversary of his departure date, at which time they will expire unless previously exercised.

         Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table shows the stock option exercises by the Named Executive Officers during 1999. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 1999. Omega has not granted any stock appreciation rights or restricted stock.

                                                                       Number of
                                                                      Securities         Value of
                                                                      Underlying       Unexercised
                                                                      Unexercised   In-the-Money(1)(2)
                                              Shares                  Options at    Options at Fiscal
                                             Acquired               Fiscal Year End      Year End
                                                On         Value     Exercisable/      Exercisable/
          Name             Title of Class    Exercise   Realized(1)  Unexercisable    Unexercisable
          ----             --------------    --------   ----------- --------------- ------------------
Joseph L. von Rosenberg
 III....................  Omega Common Stock      --           --   189,400/528,800        $0/0
                         Zapata Common Stock      --           --               0/0          --

Robert W. Stockton......  Omega Common Stock      --           --   103,333/406,667        $0/0
                         Zapata Common Stock      --           --               0/0          --

Kelsey D. Short.........  Omega Common Stock      --           --    83,333/366,667        $0/0
                         Zapata Common Stock      --           --               0/0          --

Eric T. Furey...........  Omega Common Stock      --           --    38,720/202,440        $0/0
                         Zapata Common Stock  10,000(3)   $41,875               0/0          --

Michael E. Wilson.......  Omega Common Stock      --           --     47,850/62,150        $0/0
                         Zapata Common Stock      --           --               0/0          --

--------
(1) "In-the-Money" options are options which had an exercise price less than market price of Common Stock at December 31, 1999.
(2) All Omega options held by the named executives have an exercise price of greater than $3.125, the closing price of a share of Omega Common Stock on December 31, 1999 as reported by the New York Stock Exchange-- Composite Transactions, and therefore such options were not in-the-money on such date.
(3) These were shares subject to options granted to Mr. Furey during his employment by Zapata but which were exercised after his resignation from Zapata.

Employment Agreements

  Messrs. von Rosenberg and Stockton have Employment Agreements with the Company pursuant to which the Company has agreed to provide for base salaries that are subject to review at least annually, provided that they may not be decreased without the executive's consent. The employment agreements provide for a severance payment equal to 2.99 times the executive's annual base salary in effect immediately preceding the event of employment termination (i) by the executive for Good Reason (as defined in the respective employment agreement)
(ii) by the Company without Cause (as defined in the respective employment agreement) or (iii) following any Change in Control of the Company (as defined in the respective employment agreement). The agreements provide for rolling three year terms. In 1999, Mr. Short and Mr. Furey had similar employment agreements but as a result of the departure of these executives from the Company in December 1999, their agreements have been terminated and the Company is obligated to make the applicable severance payments to them thereunder.

  Messrs. White and Specht have Change of Control Agreements with the Company pursuant to which the executive is entitled to a severance payment in the event of both a change of control of the

Company (as defined in the respective agreement) and a termination other than for Cause (as defined in the respective agreement) within a two year period after a Change of Control. The severance payment is equal to one times the executive's annual base salary in effect prior to the termination of employment.

Retirement Plans

  The Company maintains a defined benefit plan for its employees (the "Pension Plan"). The table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based upon retirement at age 65 and the payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Company's Pension Plan using current average Social Security wage base amounts and are not subject to any deduction for Social Security or other offset amounts. These amounts include Salary and Bonus as set forth in the Summary Compensation Table. A participant's benefit is based on the average monthly earnings for the consecutive five year period during which the participant had his or her highest level of earnings. With certain exceptions, the Internal Revenue Code of 1986, as amended (the "Code"), restricts to an aggregate amount of $120,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan which is qualified under the Code. The Code also limits the covered compensation which may be used to determine benefits to $160,000.

                              Retirement Benefits

                                   Years of Service
   Covered              ---------------------------------------
   Compensation(1)        15      20      25      30      35
   ---------------      ------- ------- ------- ------- -------
   $120,000             $17,073 $22,763 $28,454 $34,145 $39,836
    130,000             $18,723 $24,963 $31,204 $37,445 $43,686
    140,000             $20,373 $27,163 $33,954 $40,745 $47,536
    150,000             $22,023 $29,363 $36,704 $44,045 $51,386
    160,000 and higher  $23,673 $31,563 $39,454 $47,345 $55,236

--------
(1) Represents the highest average annual earnings during five consecutive calendar years of service.

  As of December 31, 1999, the approximate years of credited service (rounded to the nearest whole year) under the Pension Plan for the Named Executive Officers were as follows: Mr. von Rosenberg--6; Mr. Stockton--2; Mr. Short-- 14; Mr. Furey--2; and Mr. Wilson--14.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Company are not paid any fees or additional compensation for services rendered as members of the Board of Directors or any committee thereof. Directors who are not employees of the Company or Zapata receive a fee of $20,000 annually which is paid in four equal quarterly installments. Members of the Audit and Compensation committees receive $2,000 annually for each committee which is paid in four equal quarterly installments. Members of the Scientific Committee are paid on a $500 per diem basis.

  Pursuant to the Company's 1998 Directors Option Plan, upon joining the Board, each director, other than the initial Chairman of the Board, is granted options to purchase 14,200 shares of Common Stock at fair market value on the date of grant. Pursuant to such plan, the initial Chairman of the Board, upon being elected, received options to purchase 568,200 shares of Common Stock at fair market value on the date of the grant ($12.75 per share). All options granted under the Directors Option Plan generally vest ratably over a three year period commencing on the date of grant.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Dr. Gary L. Allee and Dr. William Lands, each of whom is a non-employee director of the Company.

  The Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives, and determines the compensation to be paid to the Chief Executive Officer and each of the other officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

  The Company's executive compensation program is designed to attract and retain executives who are key to the long-term success of the Company and align compensation with the attainment of the Company's business goals and the increase of share value. The Company uses the same philosophy as the Committee in establishing compensation for employees other than officers.

  Executive compensation consists of (i) salary, (ii) annual performance incentives, and (iii) long-term incentives. The Committee reviews executive compensation annually and makes appropriate adjustments based on (i) Company performance, (ii) achievement of predetermined goals, and (iii) changes in an executive's duties and responsibilities.

  Salary. The Committee desires that overall compensation reflect the performance of each individual executive over time. Base salaries are set at levels subjectively determined by the Committee to adequately reward and retain capable executives, including the President and Chief Executive Officer. The Committee considers the importance of and skills required in a particular executive position in establishing salary.

  The Committee reviews and establishes the annual salary of each officer, including the Chief Executive Officer on an annual basis. The Committee makes an independent, subjective determination of the appropriate level of each officer's salary to determine such amount or if a salary has been fixed by contract which limits decreases, to determine the amount of the increase, if any. The Committee does not use any mechanical formulations or weighting of any of the factors considered.

  Annual Performance Incentives. The Company has established an annual bonus plan for employees that is based on the attainment by the Company of targeted financial performance, including increases in earnings (before depreciation, interest, and amortization) and return on invested capital. These are set at the beginning of each fiscal year. Under the bonus plan, a maximum bonus is established for each executive officer, which may equal up to a maximum of 150% of an executive's salary depending on the position of the executive and the achievement of certain profit goals.

  Long Term Incentives. In an effort to properly align the long-term interests of the Company's management and stockholders, the Committee may make awards under the Company's 1998 Long-Term Incentive Plan, or if adopted, as set forth in Proposal 2, the Company's 2000 Long Term Incentive Plan. Under the Plans, the Committee may award non-qualified or incentive stock options, stock appreciation rights, restricted stock or cash awards. The Committee believes that the Plans enable the Company to attract and retain the highest quality managers. Under the Plans, the Committee is responsible for establishing who receives awards, the terms of the awards, requisite conditions and the size of the awards. Awards to any recipient are made by a subjective determination by the Committee, which considers the person's past performance and current responsibilities, as well as the amount of awards previously made to that person.

  CEO Compensation. Mr. von Rosenberg was elected President and Chief Executive Officer in July of 1997. In January 1999 his salary was increased from $230,000 to $290,000. In February 1999, the Committee awarded Mr. von Rosenberg options to purchase up to 150,000 shares of Common Stock at $8.25 per share which was equal to the fair market value of the stock on the date of grant. The options vest in one-third increments commencing on the first anniversary of the grant date and annually thereafter. The option grants were made to Mr. von Rosenberg to provide a strong incentive for him to increase the value of the Company's Common Stock.

  Mr. von Rosenberg received no bonus for 1999.

  In fiscal year 1998, the Company entered into employment agreements with Mr. von Rosenberg and certain other executive officers of the Company which are described in the section entitled "Employment Agreements with Officers."

  Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain "performance based" compensation. The Committee intends to generally design and implement compensation plans that qualify for full deductibility in accordance with Section 162(m). The Company, however, may from time to time pay other compensation to its executive officers that may not be deductible.

                                          Respectfully submitted,

                                          Gary L. Allee
                                          William Lands

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 1999, the Compensation Committee consisted of Dr. Allee and Dr. Lands. Neither Dr. Allee nor Dr. Lands had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Exchange Act of 1934.

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return on (i) the Russell 2000 Index and (ii) a peer group stock index (the "Peer Group Index") which consists of four publicly traded companies in the same industry or line-of-business as the Company. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Peer Group Index on April 2, 1998, the date of the Company's initial public offering of its Common Stock

  The companies that comprise the Peer Group Index are: Agribrands International, Inc., Archer-Daniels-Midland Inc., Tyson Foods, Inc. and ConAgra, Inc.

              COMPARISON OF TWELVE MONTH CUMULATIVE TOTAL RETURN*
            AMONG OMEGA PROTEIN CORPORATION, THE RUSSELL 2000 INDEX
                               AND A PEER GROUP



                                    [GRAPH]

                                                        4/2/98 12/31/98 12/31/99
                                                        ------ -------- --------
OMEGA PROTEIN CORPORATION.............................. 100.00  56.06     17.30
PEER GROUP............................................. 100.00  67.22     22.93
RUSSELL 2000........................................... 100.00  88.31    105.62

--------
*  $100 INVESTED ON April 2, 1998--INCLUDING REINVESTMENT OF DIVIDENDS

  The Performance Graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed with the Securities and Exchange Commission.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Prior to the Company's initial public offering in April 1998 (the "Initial Public Offering"), Zapata advanced funds to the Company from time to time. During fiscal year 1997, Zapata forgave the repayment of $41.9 million of intercompany indebtedness owed to Zapata by the Company and the Company recorded this amount as contributed capital. After forgiving such indebtedness, Zapata advanced $28.1 million to the Company to meet the cash requirements of certain acquisitions and $5.2 million, primarily for payment of the Company's income taxes. As of December 31, 1997, Zapata had no outstanding guarantees of Company indebtedness and the Company owed Zapata approximately $33.3 million of intercompany debt. The intercompany balance attributable to the acquisition financing discussed above accrued interest at a rate equal to Zapata's cost of funds, which was approximately 8.5%; the balance of the Company's indebtedness to Zapata did not bear any interest. Pursuant to the Separation Agreement described below, the Company utilized a portion of the net proceeds from the Initial Public Offering to repay all of the $33.3 million it owed Zapata.

  Prior to the Initial Public Offering, Zapata provided the Company with certain administrative services, including treasury and tax services, which were billed at their approximate costs to Zapata. The costs of these services were directly charged and/or allocated based on the estimated percentage of time that employees spent working on the other party's matters as a percentage of total time worked.

  In connection with the Initial Public Offering, the Company and Zapata entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations.

  Separation Agreement. The Separation Agreement served as the master agreement for the Company's separation from Zapata. Pursuant to the Separation Agreement, the Company and Zapata entered into a Sublease Agreement, Registration Rights Agreement, Tax Indemnity Agreement and Administrative Services Agreement. The Separation Agreement also required the Company to repay the $33.3 million of intercompany indebtedness owed by the Company to Zapata contemporaneously with the consummation of the Initial Public Offering.

  The Separation Agreement also prohibits Zapata from engaging in the harvesting of menhaden or the production or marketing of fish meal, fish oil or fish solubles anywhere in the United States for a period of five years from the date of the Separation Agreement. Under the Separation Agreement, Zapata and the Company and its subsidiaries agreed to indemnify each other with respect to any future losses that might arise from the Initial Public Offering as a result of any untrue statement or alleged untrue statement in any Initial Public Offering document or the omission or alleged omission to state a material fact in any Initial Public Offering document (i) in the Company's case except to the extent such statement was based on information provided by Zapata and (ii) in Zapata's case, only to the extent such statement is based on information supplied by Zapata.

  Sublease Agreement. Pursuant to the Sublease, the Company subleases from Zapata its principal corporate offices in Houston, Texas. The annual rent paid by the Company in 1999 under this Sublease was $58,711.

  Registration Rights Agreement. Under the Registration Rights Agreement, the Company granted to Zapata certain rights (the "Registration Rights") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock owned by Zapata at the closing of the Initial Public Offering (the "Registrable Securities"). Pursuant to the Registration Rights

Agreement, Zapata may require the Company, not more than once in any 365-day period commencing on the first anniversary of the closing of the Initial Public Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of the Company, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable Securities (the "Demand Registration Rights"). Zapata's Demand Registration Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50.0 million at the time of the request for registration and that the Company may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by the Company or would require the Company to disclose certain material non-public information. Zapata will also be able to require the Company to include Registrable Securities owned by Zapata in a registration by the Company of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the offering to limit or exclude Registrable Securities therefrom.

  The Company and Zapata will share equally the out-of-pocket fees and expenses of the Company associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). The Company will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (i) by Zapata for the benefit of the Company and related persons, as well as any potential underwriter and (ii) by the Company for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of the Company. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of the Company at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% and (ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of the Company.

  Tax Indemnity Agreement. Prior to the Initial Public Offering, the Company was a member of Zapata's affiliated group and filed its tax returns on a consolidated basis with such group. As a result of the Initial Public Offering, the Company is no longer a member of the Zapata affiliated group. The Tax Indemnity Agreement defines the respective rights and obligations of the Company and Zapata relating to federal, state and other taxes for periods before and after the Initial Public Offering. Pursuant to the Tax Indemnity Agreement, Zapata is responsible for paying all federal income taxes relating to taxable periods ending before and including the date on which the Company is no longer a member of Zapata's affiliated group. Under the Tax Indemnity Agreement, the Company is responsible for all taxes of the Company with respect to taxable periods beginning after the date on which the Company was no longer a member of Zapata's affiliated group. The Company is entitled to any refunds (or reductions in tax liability) attributable to any carry back of the Company's post-Initial Public Offering tax attributes (i.e., net operating losses) realized by the Company after it was no longer a member of Zapata's affiliated group. Any other refunds arising from the reduction in tax liability involving the Zapata affiliated group while the Company was a member of such group, including but not limited to, taxable periods ending before or including such date (with the exception of any refunds arising from a reduction in tax liability attributable to the Company), belong to Zapata.

  Administrative Services Agreements. Under the Administrative Services Agreement, the Company is required to provide Zapata with administrative services upon reasonable request of Zapata. Zapata pays the Company for these services at the Company's estimated cost of providing these services. This Agreement continues until Zapata terminates it on five (5) days advance written notice or the Company terminates it after Zapata fails to cure a breach of the Agreement for thirty (30) days after the Company has given Zapata written notice of the breach. The amount paid by Zapata to the Company under this agreement in 1999 was $96,797.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

  To the Company's knowledge, based solely on the Company's review of the copies of Forms 3, 4, and 5 or written representations that no reports were required, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed.

                                  PROPOSAL 2
                   APPROVAL OF THE OMEGA PROTEIN CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN

  The Board of Directors has unanimously approved the Omega Protein Corporation 2000 Long-term Incentive Plan and unanimously recommends that the Company stockholders vote FOR approval of the proposed Plan. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required to approve the proposed Plan.

  The Omega Protein Corporation 2000 Long-Term Incentive Plan (the "Plan") initially was established as the 1998 Long-Term Incentive Plan, effective as of January 26, 1998 (the "1998 Incentive Plan"), and the 1998 Non-Management Directors Stock Option Plan, effective as of January 26, 1998 (the "1998 Directors Plan" and together with the 1998 Incentive Plan, the "Initial Plans"). The Initial Plans have been amended and restated in their entirety and renamed the 2000 Long-Term Incentive Plan, effective as of their adoption. The terms of the Plan will supersede the Initial Plans in their entirety. The following summary of the Plan is qualified by the terms of the Plan, a copy of which is attached hereto as Appendix A.

Types of Awards Available

  The Plan permits the granting of the following types of awards: stock options ("Options") to purchase shares of Common Stock which may be either incentive stock options ("Incentive Stock

Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute Incentive Stock Options ("Non-qualified Options"); stock-based awards ("Restricted Stock," "Bonus Shares" or "Other Stock-Based Awards") and cash awards ("Cash Awards"). Options, Restricted Stock, Bonus Shares, Other Stock-Based Awards and Cash Awards are collectively referred to herein as "Awards."

Eligibility for Participation

  Any employee or officer of, or any consultant to, the Company or an affiliate of the Company is eligible to receive Awards under the Plan (a "Participant"). In addition, a director of the Company who is not also an employee of the Company or a director or control person of an entity that is the beneficial owner of 25% or more of the outstanding Common Stock of the Company (a "Non-employee Director") will receive automatic grants of Non-qualified Options ("Director Options") under the Plan; Non-employee Directors will not be eligible to receive any other Award. As of the date of this Proxy Statement, approximately 100 employees (including officers) and two Non-employee Directors are eligible to participate in the Plan.

Shares Subject to the Plan

  The 1998 Incentive Plan currently provides that a maximum of 3,600,000 shares of Common Stock are available for Awards made thereunder, and the 1998 Directors Plan currently provides that a maximum of 620,000 shares of Common Stock are available for issuance thereunder. As of December 31, 1999, all of such 4,220,000 shares have been reserved for issuance pursuant to Awards made under the Initial Plans. The market price per share of the Common Stock underlying such options was $3.125 as of December 31, 1999, based on the closing price of the Common Stock as reported in The Wall Street Journal on December 31, 1999.

  The Plan provides for the issuance of up to an aggregate of 4,220,000 shares of Common Stock pursuant to Awards granted under the Plan, all of such shares being subject to adjustment in the event of stock splits and certain other corporate events; see "--Adjustments to Shares" below. The aggregate number of shares of Common Stock available for issuance under the Plan will automatically be increased on the last day of each calendar quarter (the "Calculation Date") commencing on June 30, 2000 to a number of shares equal to 25% of the number of shares of Common Stock outstanding on that Calculation Date. However, that the Board may from time to time provide for a lesser increase in the aggregate number of shares of Common Stock available for Awards under the Plan. The increase in the maximum aggregate number of shares available for Awards under the Plan will not exceed 15,000,000.

  The shares of Common Stock available for Awards may consist of authorized but unissued shares, treasury shares, shares bought on the open market or otherwise. Each share of Common Stock issued pursuant to the Plans will be fully paid and nonassessable.

Initial Plan Benefits

  The following table sets forth information concerning the options previously granted pursuant to the Initial Plans since their adoption (1) to the Named Executive Officers; (2) to all current executive officers of the Company as a group; and (3) to all other employees, including all current officers who are not executive officers, as a group. Option grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, future grants under the Plan are not yet determinable.

                                                                     Weighted
                                                          Options    Average
                                                          Granted    Exercise
Name                                                        (#)    Price ($/Sh)
----                                                     --------- ------------
Named Executive Officers:
  Joseph L. von Rosenberg III..........................    718,200    11.81
  Robert W. Stockton...................................    720,000     8.73
  Kelsey D. Short(1)...................................    450,000    10.75
  Eric T. Furey(1).....................................    241,160    10.42
  Michael E. Wilson....................................    135,000    10.83
Current nominees for director:
  Malcom I. Glazer.....................................     14,200    12.75
  Avram A. Glazer......................................    568,200    12.75
All current executive officers as a group..............  2,351,400    10.41
All current directors who are not executive officers as
 a group...............................................     42,600    14.96
All employees, including all current officers who are
 not executive officers, as a group....................  4,022,810     9.45

--------
(1) Because Mr. Short and Mr. Furey are no longer employed by the Company, under the terms of their respective option agreements, these options will expire on December 6, 2000, unless exercised prior to that date.

Administration

  The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, consisting of two or more directors of the Company appointed by the Board of Directors. Subject to the terms and conditions of the Plan, the Committee has authority to, among other things, determine the Participants who are to receive Awards, the types of Awards and the number of shares to be issued pursuant to such Awards and, within the limits of the Plan, the exercise price of Options (other than Director Options), to interpret the Plan and all Awards, and to administer the Plan. The Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan to the Chief Executive Officer of the Company, subject to any limitations on such delegated powers and duties as the Committee may impose, except that the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a director of the Company.

Options

  The Committee has the authority to grant to Participants, prior to the termination of and subject to the terms and conditions of the Plan, Options that will be in such form as the Committee may from time to time approve. (For a description of Director Options automatically granted to Non-employee Directors of the Company, see "--Director Awards" below.) The Committee also has the authority to determine whether Options granted to Participants will be Incentive Stock Options or Non-qualified Options; provided, however, that only employees of the Company, its Parent Corporation or a Subsidiary Corporation (as such terms are defined in Section 424 of the Code) may be granted Incentive Stock Options. During any calendar year no Participant may receive more than 75% of the total number of Options granted under the Plan during such calendar year.

  To exercise an Option granted under the Plan, the person entitled to exercise the Option must deliver to the Company payment in full for the shares being purchased, together with any required withholding tax in the case of the exercise of a Non-qualified Option. The payment may be made by such methods in such forms as the Committee determines, including, without limitation, cash, shares of Common Stock, other securities, other Awards or other property, withholding of shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value of all cash, shares or other property delivered to the Company, as of the date of such delivery, is at least equal to the full amount required to be paid under the Plan or the applicable Award agreement. The value of each share of Common Stock delivered will be deemed to be equal to the high and low sales price of a share of Common Stock as reported in The Wall Street Journal (the "Fair Market Value") on the trading day prior to the date the Option is exercised.

  The price at which shares of Common Stock may be purchased upon the exercise of a Non-qualified Option granted to an Participant will be determined by the Committee at the time the Option is granted, but will not be less than the Fair Market Value per share of Common Stock on the date of grant. In the case of Options granted to Non-employee Directors, the exercise price of each Option will be equal to the Fair Market Value per share of Common Stock on the date of grant.

  The exercise price for Options will be subject to appropriate adjustments in the event of stock splits and certain other corporate events; see "-- Adjustments to Shares" below.

  The Committee may, in its discretion, provide in an Option agreement (other than an Incentive Stock Option agreement) that the Option granted to the individual may be transferred as provided in such Option agreement.

Director Awards

  Each Non-employee Director who is first elected or appointed to the Board of Directors of the Company after the effective date of the Plan will be automatically be granted, as of the date of his or her initial election, a Non-qualified Option to purchase 14,200 shares of Common Stock. On the date of the regular Annual Meeting of Stockholders of the Company in each year the Plan is in effect (commencing with the 2000 Annual Meeting) each Non-employee Director on such date will receive a grant of a Non-qualified Option to purchase 10,000 shares of Common Stock. Each Director Option will become exercisable (vested) six months and one day after its date of grant, and will expire the earlier of 10 years from the date of grant or one year from the date a Non-employee Director ceases to serve as a director of the Company (the "Resignation Date"); provided, that if a Director Option is not exercisable as of the Resignation Date, the Director Option will expire on such Resignation Date.

  The Plan also allows Non-Employee Directors to elect to take all or a portion of their annual retainer fees, if any, and meeting and per diem fees in Common Stock in lieu of cash. On the last day of each calendar quarter beginning June 30, 2000 (each, an "Election Date"), a Non-Employee Director may elect to receive a percentage (the "Elected Percentage") of his or her director's fees for service as a director during the quarterly period immediately following such Election Date (the "Service Period") in shares of Common Stock. The number of shares to be received will be determined on the first day of the month immediately following the completion of the Service Period by multiplying the amount of the director's fees for such Service Period by his or her Elected Percentage and dividing that result by the Fair Market Value per share on such date.

Restricted Stock and Bonus Shares

  The Committee has the authority to determine the Participants to whom Restricted Stock will be granted, the number of shares of Restricted Stock to be granted to each such Participant, the duration of the restricted period, and the conditions, including performance objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company. Unless subject to the achievement of performance objectives or otherwise determined by the Committee, the restricted period will not be less than three years.

  The Committee may in its discretion grant Bonus Shares to Participants. Each Bonus share will be a share of Common Stock without restrictions, and will be granted as additional compensation for the Participant's services to the Company. The number of shares of Restricted Stock that may be granted to any individual during a calendar year will not exceed 75% of the total shares of Restricted Stock granted in such calendar year.

Cash Awards and Other Stock-Based Awards

  The Committee has the authority to determine the Participants to whom Cash Awards will be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its affiliates. A cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a recipient to receive a specified amount of cash upon such other Award become taxable to the recipient.

  The Committee may grant to Participants Other Stock-Based Awards, which will consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Committee will determine the terms and conditions of such Awards, including performance objectives, if any, applicable to such Awards. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any Participant during any calendar year will not exceed 75% of the total Shares granted in such calendar year, if the Award is in Shares, or $2.0 million, if the Award is denominated in dollars.

Change in Control

  The Plan provides that in the event of a Change in Control (as defined in the Plan), and except to the extent an Award Agreement expressly provides to the contrary: (i) all outstanding Awards granted on or after the date of adoption of the Plan by the stockholders of the Company automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met at the target level, and (ii) all outstanding Awards granted prior to the date of adoption of the Plan by the stockholders of the Company shall continue in effect in accordance with their respective terms. In addition, unless the Company is the survivor of such Change in Control as an independent publicly traded Company, each Option outstanding at the time of the event or transaction automatically shall convert on the date of such event or transaction into a new equivalent option covering the stock of such successor (or a parent or subsidiary thereof), in which case the outstanding Options will continue in the manner and under the terms so provided.

  In general, the Plan defines a "change in control" as an acquisition by certain persons, entities or groups (other than Zapata or a Company employee benefit plan) of 25% or more of the combined voting power of the Company's then outstanding securities, a change in the majority of the Board during two consecutive years, or certain reorganizations, mergers, consolidations or liquidations.

Amendment and Termination

  The Board of Directors or the Committee in its discretion may amend, alter, suspend, discontinue or terminate the Plan; provided that no such amendment may be made without Company Stockholder approval if the amendment would (i) materially increase the aggregate number of shares of Common Stock authorized under the Plan (excluding any adjustments made for changes in capitalization and certain unusual or nonrecurring events described in the Plan), or (ii) materially increase the persons eligible to receive Awards under the Plan.

  The Committee may waive any conditions or rights under, amend any terms of, or alter any Award previously granted under the Plan, provided that no change (other than adjustments made in recognition of certain unusual or nonrecurring events or changes in capitalization) may reduce the benefit to an Award recipient without the consent of such recipient. No amendment of an Incentive Stock Option that increases the number of shares of Common Stock subject to the Incentive Stock Option or reduces the exercise price per share of Common Stock (other than as prescribed for changes in capitalization as described herein) will be subject to the approval of the stockholders of the Company in order for the Incentive Stock Option to remain qualified under the Code.

Adjustments to Shares

  In the event that the Committee determines that a corporate transaction or event such as a consolidation, recapitalization, stock split, stock dividend, reorganization, merger, consolidation, combination, repurchase or the like affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended under the Plan, then the Committee may adjust any and all of
(i) the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, (ii) the number and type of shares of Common Stock (or other securities or property) with respect to which Awards may be granted, and (iii) the grant or exercise price with respect to any Award or, if appropriate, make provision for a cash payment to the holder of an Outstanding Award.

Federal Income Tax Consequences of Options

  A grant of a Non-qualified Option, including a Director Option, pursuant to the Plan results in no taxable income to the Option recipient or deduction to the Company at the time it is granted. Upon exercising such an Option, the optionee will realize taxable ordinary income in the amount of the difference between the Option exercise price and the then fair market value of the shares of Common Stock acquired. If the optionee retains the stock received as a result of the exercise of an Option for at least two years from the date of the grant and one year from the date of exercise, then any gain on the sale of such stock will be treated as capital gain. Subject to the applicable provisions of the Code, a business expense deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable ordinary income realized by the Option recipient.

  A grant of an Incentive Stock Option pursuant to the Plan also does not result in taxable income to the Option recipient at the time it is granted. The optionee would not recognize taxable income upon exercise of an Incentive Stock Option if the optionee retains the Common Stock acquired upon exercise of an Incentive Stock Option for at least two years from the date of grant and one year from the date of exercise (the "holding period"). Any gain on the sale of such Common Stock after the holding period will be treated as a capital gain. The Company would not be entitled to any business expense deduction upon the grant or exercise of an Incentive Stock Option or the disposition of the shares of Common Stock so acquired.

  If, however, the optionee disposes of the shares of Common Stock acquired upon exercise of an Incentive Stock Option before the end of the holding period, the optionee will realize taxable ordinary income equal to the lesser of (i) the gain realized by the optionee upon such disposition or (2) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company in such event would be entitled to claim a deduction for compensation paid at the same time and in the same amount as that received by the optionee.

                                  PROPOSAL 3
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP, which has served (or its predecessors) as independent auditors for the past five fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for fiscal year ending December 31, 2000. Omega Protein expects representatives of that firm to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the meeting.

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the Board will reconsider the selection upon recommendation of the Audit Committee, although the Board of Directors will not be required to select different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

  The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than the election of directors, the approval of the Plan and the ratification of PricewaterhouseCoopers, LLP as the Company's independent auditors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Pursuant to the Company's Bylaws, stockholder proposals to be presented at the fiscal year 2001 Annual Meeting of Stockholders of the Company must be received by the Company by no later than 90 days before the date of the 2001 Annual Meeting of Stockholders. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the 2001 Annual Meeting of Stockholders. If such timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2001 Annual Meeting.

  Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to May 3, 2001 to be considered for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting or, if the Company changes the date of the 2001 Annual Meeting by more than 30 days from the date of the 2000 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2001 Annual Meeting.

  Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Secretary, 1717 St. James Place, Suite 550, Houston, Texas 77056.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for 1999, is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                           Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Houston, Texas
May 3, 2000

                                                                     APPENDIX A

                           OMEGA PROTEIN CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN

  SECTION 1. Purpose of the Plan.

  (a) Amendment and Restatement of Initial Plans. The Omega Protein Corporation 2000 Long-Term Incentive Plan (the "Plan") initially was established as the 1998 Long-Term Incentive Plan, effective as of January 26, 1998, and the 1998 Non-Management Directors Stock Option Plan, effective as of January 26, 1998 (the "Initial Plans"). The Initial Plans, as amended hereby, are amended and restated in its entirety and renamed the 2000 Long-Term Incentive Plan, effective as of its adoption. The terms of this Plan shall supersede the Initial Plans in their entirety; provided, however, that nothing herein shall operate or be construed as modifying the terms of an incentive stock option granted under the Initial Plan in a manner that would treat the option as being a new grant for purpose of Section 424(h) of the Code (as hereafter defined).

  (b) General Purpose. The Plan is intended to promote the interests of Omega Protein Corporation, a Nevada corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

  SECTION 2. Definitions.

  As used in the Plan, the following terms shall have the meanings set forth below:

    "Affiliate" shall mean (i) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and any "subsidiary corporation" of any such corporation (as defined in Section 424(f) of the Code), (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

    "Award" shall mean any Option, Restricted Stock, Bonus Shares, Other Stock-Based Award or Cash Award.

    "Award Agreement" shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

    "Board" shall mean the Board of Directors of the Company.

    "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(c) of the Plan.

    "Cash Award" shall mean an award payable in cash granted pursuant to
  Section 6(d) of the Plan.

    "Change in Control" shall mean the occurrence of any one of the following events:

      (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Zapata Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

      (b) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
    (a), (c) or (d) of this Change in Control definition and excluding any individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
    Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

      (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

      (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (d), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the "fair market value of the Company" (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the Company's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the Company's common stock shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for the Company's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company's common stock or by such other method as the Board shall determine is appropriate. However, notwithstanding anything in this clause (d) to the contrary, a spinoff or distribution of the stock of a subsidiary of the Company to those persons who were stockholders of the Company immediately prior to such spinoff or distribution in substantially the same proportion as their ownership of Company stock immediately prior to such spinoff or distribution shall not constitute a "sale or disposition by the Company of all or substantially all of the Company's assets".

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

    "Committee" shall mean the Compensation Committee of the Board.

    "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

    "Director" shall mean a "non-employee director" of the Company, as defined in Rule 16b-3, provided, however, that a person who is a control person or director of an entity that is the beneficial owner of 25% or more of the outstanding shares of the Company shall not be deemed a "non-employee director" for purposes of this Plan.

    "Employee" shall mean any employee of the Company or an Affiliate.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" shall mean, with respect to Shares, the average of the high and low sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

    "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute "incentive stock options" for purposes of Section 422 of the Code or nonqualified stock options.

    "Other Stock-Based Award" shall mean an award granted pursuant to Section 6(e) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

    "Participant" shall mean any Director, Employee or Consultant granted an Award under the Plan.

    "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed; and stock price performance. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

    "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

    "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

    "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

    "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

    "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

    "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

  SECTION 3. Administration.

  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 8, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

  SECTION 4. Shares Available for Awards.

  (a) Share Reserve. Subject to adjustment as provided in Section 4(d), the number of Shares with respect to which Awards may be granted under the Plan shall initially be 4,220,000. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall revert to the Share Reserve and again be Shares available for issuance under the Plan.

  (b) Evergreen Share Reserve Increase.

    (i) Notwithstanding Section 4(a) hereof, on the last day of each calendar quarter (the "Calculation Date"), commencing on June 30, 2000, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to twenty-five percent (25%) of the outstanding shares of Common Stock of the Company on such Calculation Date; provided, however, that the Board, from time to time, may provide for a lesser increase in the aggregate number of shares of Common Stock that is available for issuance under the Plan.

    (ii) Subject to the provisions of Section 4(d) hereof relating to adjustments upon changes in securities, the increase in the maximum aggregate number of shares of Common Stock that is available for issuance pursuant to Awards granted under the Plan shall not exceed 15,000,000.

  (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares bought on the market or otherwise.

  (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

  SECTION 5. Eligibility.

  Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan. In addition, each Director shall receive Awards automatically as provided in Section 7.

  SECTION 6. Awards.

  (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

    (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise through procedures approved by the Company, other securities or other property, loans, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

    (iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options.

    (iv) Limits. The maximum number of Options granted to any Participant during any calendar year shall not exceed 75% of the total Options granted to Participants under the Plan during such calendar year.

  (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

    (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

    (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or such legend may be noted in the records of the transfer agent.

    (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

    (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(i)(iii).

    (v) Limits. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 75% of the total number of Shares of Restricted Stock granted during such calendar.

  (c) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the Participant.

  (d) Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

  (e) Other Stock-Based Awards. The Committee may grant to Participants Other Stock-Based Awards, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 75% of the total Shares granted in such calendar year, if the Award is in Shares, or $2.0 million, if the Award is denominated in dollars.

  (f) Replacement Awards. The Committee shall have the authority to grant an Award to any Participant conditioned upon such Participant canceling his or her rights with respect to a similar award granted to the Participant under another plan of the Company.

  (g) General.

    (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

    (iii) Limits on Transfer of Awards.

      (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

      (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

      (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

    (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

    (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

    (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares on the trading day prior to exercise or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

  SECTION 7. Director Awards.

  (a) Automatic Grant of Director Options. Each Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a nonqualified Option for 14,200 shares of Common Stock.

  On the date of the regular Annual Meeting of Stockholders of the Company in each year that this Plan is in effect (commencing with the Annual Meeting of Stockholders in 2000), each Director who is serving on that day, including a Director who was elected for the first time at such annual meeting, shall automatically receive a nonqualified Option grant for 10,000 shares of Common Stock. Each such Option will be subject to all of the limitations contained in the following provisions:

    (i) Each such Director Option shall become exercisable (vested) six months and one day after its grant date.

    (ii) The purchase price of each Director Option shall be the Fair Market Value of the Common Stock on its grant date.

    (iii) Each such Director Option may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the option purchase price for such shares, which payment may be (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Fair Market Value at the date of exercise equal to the aggregate option purchase price,
  (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

    (iv) Each Director Option shall expire 10 years from the grant date thereof, but shall be subject to earlier termination as follows: (1) to the extent exercisable as of the date a Director ceases to serve as a director of the Company (the "Resignation Date"), the Director Option may be exercised only within one year of such Resignation Date by the Director or the Director's legal representative or the person to whom the Director's rights shall pass by will or the laws of descent and distribution, as the case may be, and to the extent not so exercised shall terminate on the first anniversary of the Resignation Date and (2) to the extent not exercisable as of the Resignation Date, the Director Option shall terminate on such Resignation Date.

  In the event that the number of shares of Common Stock available for automatic Director Options under this Plan is insufficient to make all such automatic Awards provided for in this Section on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Section.

  (b) Director's Fee Stock. On the last day of each calendar quarter, beginning on June 30, 2000 (each such date, an "Election Date"), a Director may elect to receive a percentage (the percentage so elected being the "Elected Percentage") of the Director's fees (including both annual retainer fees, if any, and meeting and per diem fees) the Company otherwise would pay in cash to the Director for his or her service as a Director during the quarterly period immediately following such Election Date (the "Service Period") in Shares of Common Stock. The number of Shares, as the case may be, paid or credited to a Director during the Service Period shall be determined on the first day of the month immediately following the Service Period by multiplying the amount of the Director's fees for such Service Period by his or her Elected Percentage and dividing that result by the Fair Market Value per Share on such date, with the result rounded down to the nearest whole number. Each quarterly election made by a Director pursuant to this paragraph must take the form of a written document signed by the Director and filed with the Secretary of the Company and designate the Elected Percentage of the cash fees the Director elects to forego in the next Service Period in exchange for Shares of Common Stock.

  SECTION 8. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

    (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the Shares are traded and subject to paragraph (b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval, if such amendment would (i) materially increase the number of Shares authorized under the Plan, but excluding any adjustment made pursuant to Section 4(c), or (ii) materially increase the Persons eligible to receive Awards under the Plan.

    (b) Amendments to Awards. Subject to paragraph (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to paragraph (c), in any Award shall reduce the benefit to a Participant without the consent of such Participant.

    (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to paragraph (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (d) Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect
  (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee (i) shall not take any action that would disqualify such Award and (ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

  SECTION 9. Change in Control.

  (a) Subject to paragraph (b) below, and except to the extent an Award Agreement expressly provides to the contrary, in the event of a Change in Control of the Company (i) all outstanding Awards granted on or after the date of adoption of this Plan by the stockholders of the Company automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met at the target level, and (ii) all outstanding Awards granted prior to the date of adoption of this Plan by the stockholders of the Company shall continue in effect in accordance with their respective terms. In addition, unless the Company survives as an independent publicly traded company, each Option outstanding at the time of the event or transaction automatically shall convert on the date of such event or transaction into a new equivalent option covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.

  (b) If a Participant is a "disqualified individual" (as defined in Section 280G of the Code) and the accelerated vesting of an Award and/or the termination of the Restricted Period occurs with respect to a Change in Control, together with any other payments which the Participant has the right to receive from the Company and its Affiliates, whether or not under this Plan, would constitute a "parachute payment" (as defined in Section 280G of the Code), then, except to the extent such Participant has entered into an Award Agreement or a written severance or employment agreement with the Company that expressly provides for a "Parachute tax gross-up", such accelerated vesting and/or termination of the Restricted Period provided under the paragraph above shall be reduced to the extent necessary (beginning with Options) so that the present value thereof (as determined for parachute purposes) to the Participant will be $1.00 less than three times the Participant's "base amount" (as defined in Section 280G of the Code), but only if such reduction produces a better net after-tax position to the Participant. Such determinations shall be made by the Company in good faith.

  SECTION 10. General Provisions.

  (a) No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

  (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the above, a Participant who is subject to Rule 16b-3 may direct the Company to satisfy such Participant's tax withholding obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

  (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of the Company's state of incorporation and applicable federal law.

  (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

  (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  SECTION 11. Designation of Beneficiary.

  Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

  SECTION 12. Effective Date of the Plan.

  The Plan shall become effective upon its adoption by the Board; however, no Award may become exercisable or payable unless and until the Plan is approved by the stockholders of the Company at (1) the first annual meeting of the stockholders following the date the Plan is adopted by the Board or (2) if earlier, a special meeting of the stockholders at which the Plan is presented for approval by the stockholders. In the event such stockholder approval is not obtained, all Awards outstanding on such date, whichever is applicable, shall be automatically canceled without payment.

  SECTION 13. Term of the Plan.

  No Award shall be granted under the Plan after the 10th anniversary of the date the Plan is adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                          OMEGA PROTEIN CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
       SOLICITED BY THE BOARD OF DIRECTORS OF OMEGA PROTEIN CORPORATION

   The undersigned hereby appoints Joseph L. van Rosenberg III and Robert W. Stockton, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on June 27, 2000, or at any adjournment or postponement thereof, as follows:

   Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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                             FOLD AND DETACH HERE

                                                                          0444

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                     WITHHOLD
                    FOR              AUTHORITY
               all nominees      for all nominees
               listed at right    listed at right            NOMINEES:
PROPOSAL 1.                                                    Malcolm I. Glazer
ELECTION OF       [     ]             [     ]                  Avram A. Glazer
DIRECTORS
INSTRUCTIONS: To withhold authority to vote for any          to hold office until the 2003 Annual Meeting and until their
individual nominee or nominees, write the appropriate        successors are elected and qualified.
name or names in the space provided here.
                                                                                                        FOR      AGAINST     ABSTAIN
                                                          PROPOSAL 2.
                                                           APPROVAL OF 2000 LONG-TERM                  [  ]        [  ]        [  ]
                                                           INCENTIVE PLAN

                                                          PROPOSAL 3.
                                                           APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP  [  ]        [  ]        [  ]
                                                           AS AUDITORS FOR THE COMPANY

                                                               Please check the following box if you plan to attend            [  ]
                                                               the Annual Meeting of Stockholders in person



                                                                         ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS
                                                                         OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL
                                                                         NOMINEES), "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3 AND IN
                                                                         ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE
                                                                         PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT
                                                                         BEFORE THE MEETING.

                                                                         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE
                                                                         THEREON.

                                                                         Please complete, sign and promptly mail this proxy in the
                                                                         enclosed envelope.

                SIGNATURE ____________________________________  ____________________________________  DATE:_____________, 2000
                                                                     SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

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                             FOLD AND DETACH HERE







                       PLEASE DATE, SIGN AND MAIL YOUR

                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS

                           OMEGA PROTEIN CORPORATION

                                 JUNE 27, 2000